EXHIBIT 99.1

AGREEMENT FOR SETTLEMENT AND RELEASE OF CLAIMS

This Agreement for Settlement and Release of Claims (“Agreement”) is made by and between Command Center, Inc. (the “Company”), and Dan Jackson (“Employee”).

RECITALS

A.           Employee is employed by the Company and wishes to voluntarily terminate the employment relationship.

B.           The Company and Employee have mutually agreed to release each other from any claims arising from or related to the employment relationship.
AGREEMENT

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the “Parties”) hereby agree as follows:

1.           Resignation. Employee hereby resigns from his employment with the Company effective May 17, 2013.  Employee acknowledges that his last day of work for the Company will be on May 17, 2013.  Employee confirms that he has no disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Employee has agreed to sign and deliver to Company a resignation letter.

2.          Consideration. Employee shall continue to receive his regular pay on a bi-weekly basis until and through the effective date of his resignation, May 17, 2013, and continuing for an additional three months thereafter through August 16, 2013. Not later than seven (7) days after the Effective Date, Company will pay Employee his accrued bonus for the third quarter of 2012, less any withholdings mandated by law.  Employee acknowledges that except for the payments set forth in this paragraph, no other compensation or payments are due and that no additional amounts will be paid to him.  The “Effective Date” shall be the eighth day following the day on which this Agreement has been fully signed by both Company and Employee (the “Effective Date”).

3.          Stock Options. Company and Employee acknowledge that Employee has vested stock options for 125,000 shares, along with unvested options, granted to him pursuant to the Notice of Stock Option Award and Stock Option Award Agreement dated May 10, 2013.  With respect to those options, Company and Employee agree that notwithstanding the termination of Employee’s employment, the Expiration Date for the vested options for 125,000 shares remains as May 10, 2017 and the unvested options will all expire with the signing of this Agreement.

4.          Return of Property.  Employee shall return all Company property and confidential and proprietary information in his possession to the Company prior to Employee’s final day of employment.  Employee hereby certifies that all proprietary documents of the Company, whether in printed or electronic form, have been returned to the Company, shredded or deleted, so that Employee does not have in his possession any proprietary document of the Company in any form.  Employee acknowledges that upon signing this Agreement, any items of personal property belonging to him and located at the office of the Company, shall be deemed to have been given and transferred by him to the Company.

 5.           Release of Claims.The Company releases the Employee  and the Employee  releases the Company and its officers, directors, representatives and affiliated companies, on behalf of themselves, and their respective heirs, family members, and their officers, directors and representatives, successors, and assigns from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the final day of Employee’s employment including, without limitation:

(a)           any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b)           any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and all other causes of action;

(c)           any and all claims for violation of any federal, state or municipal statute, ordinance, rule or regulation, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, and the Older Workers Benefit Protection Act;

(d)    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(e)           any and all claims for attorneys’ fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred under this Agreement.

6.           Acknowledgment of Waiver of Claims under ADEA.  Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement.  Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

7.          No Pending or Future Lawsuits.  Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein.  Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.  The Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against Employee or any other person or entity referred to herein.  The Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Employee or any other person or entity referred to herein.

8.         Confidential Information.

(a)    For purposes of this Agreement, the words “Confidential Information”  include all of the following:

(1)	The methods, procedures, techniques, systems, data, processes, formats and designs utilized in Company’s operations;

(2)	The software utilized by Company;

(3)	All information relating to Company’s financial condition and operational and financial plans and goals;

(4)
All information pertaining to Company’s customers, a well as prospective customers, including customer lists and usage patterns, pricing and bidding practices, customer contact information, and marketing and sales practices, methods and plans;

(5)	All business forms and all operations, sales and training manuals; and

(6)	All other information which by its nature would be reasonably understood to be confidential.

(b)  Employee agrees not to disclose any Confidential Information to others, use any Confidential Information for his own benefit or make copies of any Confidential Information without Company’s written consent, whether during or after Employee’s employment with Company.  Employee also agrees to return all Confidential Information in his possession to Company immediately upon signing this Agreement.

9.           Nondisparagement.  From the Effective Date and for a period of 12 months thereafter, Employee shall (i) refrain from making any public disparaging statements concerning Company, its officers, directors, employees or representatives or its business or operations and (ii) refrain from posting on any Internet site or online message board, chat room or blog any statement concerning Company, whether disparaging or not.  Similarly, Company agrees for a period of 12 months from the Effective Date to refrain from making any public disparaging statements concerning Employee.  This Section 9. shall not prohibit the Parties from disclosing any information in response to a lawful subpoena or court order requiring disclosure of information.

10.         Costs.  The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

11.       Arbitration.  The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration before the American Arbitration Association, at its office located nearest the Company’s corporate office in Coeur d’Alene, Idaho, under its Employment Dispute Resolution Rules.  The Parties agree that the prevailing party in any arbitration shall be entitled to a judgment, order and injunctive relief as may be appropriate in any court of competent jurisdiction to enforce the arbitration award.  The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney’s fees and costs.  Nothing set forth in the section shall prevent either party from seeking injunctive relief in a court of competent jurisdiction.

12.         Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

13.        No Representations.  Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

14.       Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable or void, that provision shall be modified so that it is legal and enforceable and in a manner which most closely reflects the intent of the Parties.

15.         Entire Agreement.  Except as provided in the following sentence, this Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company and supersedes and replaces any and all prior agreements and understandings.  All of the covenants and other post-employment provisions of any employment contract entered into between the Parties, which are specified to survive termination of employment or which by their nature apply following termination of employment, shall remain in full force and effect.

16.       No Oral Modification.  This Agreement may only be amended in writing signed by Employee and the Company.

17.       Governing Law.  This Agreement shall be governed by the laws of the State of Washington.

18.       Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

19.       Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.  The Parties acknowledge that:

(a)      They have read this Agreement;

(b)     They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)      They understand the terms and consequences of this Agreement and of the releases it contains;

(d)      They are fully aware of the legal and binding effect of this Agreement.

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 20.Further Assurances.  Following the effective date of this Agreement, Employee shall sign and deliver such further documents and instruments as may be reasonably requested by Company or its counsel, for purposes of carrying out the intent of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EMPLOYEE

By:	/s/ Dan Jackson
Dan Jackson

Date: May 20, 2013

COMMAND CENTER, INC.

By:	/s/ Frederick J. Sandford
Frederick J. Sandford, Chief Executive Officer

Date: May 20, 2013